UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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WORTHINGTON INDUSTRIES, INC.

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Worthington Industries, Inc.

Supplemental Proxy Materials

August 21, 2020

Due to a clerical error, the Fiscal 2020 Summary Compensation Table included in the Proxy Statement for the 2020 Annual Meeting of Shareholders of Worthington Industries, Inc. (the “Company”), dated August 12, 2020 and filed with the Securities and Exchange Commission on that same date (the “2020 Proxy Statement”) incorrectly disclosed the “Total” compensation for each of John P. McConnell and Geoffrey G. Gilmore for fiscal 2019 and fiscal 2018, and for Virgil L. Winland for fiscal 2019.  Although the amounts of various components of compensation are correctly disclosed, they are not appropriately added together for purposes of the disclosure in the “Total” column.  Accordingly, “Total” compensation for Mr. McConnell, Mr. Gilmore and Mr. Winland for the fiscal years noted above should have been shown as follows:

(a)

For Mr. McConnell, Chairman of the Board and Chief Executive Officer, “Total” compensation for fiscal 2019 should have been shown as $3,738,833, instead of $3,254,633, and for fiscal 2018 should have been shown as $4,428,242, instead of $3,493,242.

(b)

For Mr. Gilmore, Executive Vice President and Chief Operating Officer, “Total” compensation for fiscal 2019 should have been shown as $5,395,082, instead of $5,233,382, and for fiscal 2018 should have been shown as $3,004,962, instead of $2,855,361.

(c)	For Mr. Winland, Senior Vice President, Manufacturing, “Total” compensation for fiscal 2019 should have been shown as $1,256,709, instead of $1,145,389.

The “Total” compensation amounts had been correctly discussed in the Company’s 2019 Proxy Statement and the Company’s 2018 Proxy Statement, as relevant.

The amounts initially disclosed for Mr. McConnell, Mr. Gilmore and Mr. Winland in the 2020 Proxy Statement for fiscal 2020 are correct.

The following table shows the corrected information for Mr. McConnell, Mr. Gilmore and Mr. Winland in the Fiscal 2020 Summary Compensation Table, amending the tabular portion of the Fiscal 2020 Summary Compensation Table included in the 2020 Proxy Statement.  The footnotes to the Fiscal 2020 Summary Compensation Table are accurate and not amended hereby.

Fiscal 2020 Summary Compensation Table

						Non-Equity Incentive Plan Compensation
						Short-Term / Long-Term
Name and Principal Positions During Fiscal 2020	Fiscal Year	Salary ($) (1)	Discretionary Bonuses ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Annual Incentive Bonus Award ($) (1)	3-year Cash Performance Award ($) (4)		All Other Compensation ($) (5)	Total ($)
John P. McConnell,	2020	698,715	0	1,459,125	276,480	727,890			58,142	3,220,352
Chairman of the Board	2019	667,780	0	1,373,120	276,100	877,722	484,000		60,111	3,738,833
and Chief Executive Officer	2018	661,008	0	1,471,080	329,780	970,766	935,000		60,608	4,428,242
Joseph B. Hayek,	2020	322,269	0	2,847,190	69,632	298,206	18,364		54,377	3,610,038
Vice President and	2019	298,727	0	329,838	67,224	291,288	55,909	(6)	38,822	1,081,878
Chief Financial Officer (7)	2018	N/A	0	N/A	N/A	N/A	N/A		N/A	0
B. Andrew Rose,	2020	562,692	0	758,745	143,360	580,920			88,716	2,134,433
President and Former	2019	527,103	0	4,799,515	144,325	657,547	290,400		80,533	6,499,423
Chief Financial Officer (8)	2018	502,212	0	757,035	172,385	632,236	561,000		73,608	2,698,476
Geoffrey G. Gilmore,	2020	552,462	0	552,522	102,400	511,210	71,294		68,179	1,858,067
Executive Vice President	2019	520,837	0	4,022,219	80,320	557,266	161,700	(6)	52,740	5,395,082
and Chief Operating Officer (9)	2018	500,215	0	1,693,596	95,936	525,672	149,600		39,942	3,004,961
Virgil L. Winland,	2020	396,133	0	241,242	44,032	369,778			46,240	1,097,425
Senior Vice President,	2019	378,595	0	236,005	37,650	445,896	111,320		47,243	1,256,709
Manufacturing	2018	374,755	0	252,186	44,970	493,164	215,050		37,166	1,417,291